Exhibit 10.1

SIPEX CORPORATION

as the Company

and

BUYERS,

as defined herein

SECURITIES PURCHASE AGREEMENT

Dated as of May 16, 2006

5.5% Convertible Senior Notes due 2026

and Warrants to Purchase Common Stock

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of May 16, 2006, by and among Sipex Corporation, a Delaware corporation (the “Company”), and the Buyers listed on the Schedule of Buyers attached hereto as Exhibit A (individually, a “Buyer” and, collectively, the “Buyers”).

THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:

A. In accordance with the terms and conditions of this Agreement, the Company has agreed to issue and sell, and the Buyers have severally agreed to purchase in the aggregate, (i) Thirty Million United States Dollars ($30,000,000) principal amount of the Company’s 5.5% Convertible Senior Notes due 2026 (such Convertible Senior Notes, substantially in the form attached as Exhibit A to the Indenture (as defined below), as such form of Note may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Notes”), which shall be convertible into shares of the common stock, $0.01 par value per share (the “Common Stock”), of the Company, and (ii) Warrants (such Warrants, substantially in the form attached as Exhibit A to the Warrant Agent Agreement (as defined below), as such form of Warrant may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “ Warrants”) to purchase 1,679,104 shares of Common Stock (as exercised, collectively, the “Warrant Shares”). The Notes will be issued pursuant to an Indenture, dated as of May 16, 2006 (the “Indenture”) by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), substantially in the form attached hereto as Exhibit B. The Warrants will be issued pursuant to a Warrant Agent Agreement, dated as of May 16, 2006 (the “Warrant Agent Agreement”) by and between the Company and Wells Fargo Bank, National Association, as warrant agent (the “Warrant Agent”), substantially in the form attached hereto as Exhibit C.

B. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit D (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide the Buyers with the benefit of certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and applicable state securities laws, on the terms and subject to the conditions set forth therein.

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

SECTION 1. Purchase and Sale of Notes and Warrants.

(a) Purchase of Securities. Subject to the satisfaction (or waiver, to the extent permitted by applicable law) of the conditions set forth in Sections 6 and 7 of this Agreement, the Company shall issue and sell to each Buyer, and each Buyer severally and not jointly agrees to purchase from the Company, the respective principal amount of Notes, together with the related Warrants, set forth opposite such Buyer’s name on the Schedule of Buyers attached hereto as Exhibit A (the “Closing”). The Company shall issue to each Buyer One Thousand United States Dollars ($1,000) principal amount of the Notes and Warrants to purchase 55.97 Warrant Shares for each One Thousand United States Dollars ($1,000) tendered by each such Buyer.

(b) The Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Milpitas, California local time, on May 16, 2006, or at such other time as the parties may agree, subject to the satisfaction (or waiver, to the extent permitted by applicable law) of the conditions set forth in Sections 6 and 7 of this Agreement. The Closing shall occur on the Closing Date at the offices of Wilson, Sonsini, Goodrich & Rosati P.C., 650 Page Mill Road, Palo Alto, California 94303, or at such other location as the parties may agree.

(c) Form of Payment. On the Closing Date, (i) each Buyer shall pay the Company for the Notes and the related Warrants to be issued and sold to such Buyer on the Closing Date, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions attached hereto on Schedule A, (ii) the Company shall reimburse each Buyer for its reasonable expenses to the extent required by Section 4(i) of this Agreement, and (iii) the Company shall issue to each Buyer properly authenticated Notes (in the denominations of not less than One Thousand United States Dollars ($1,000) as such Buyer shall reasonably request) representing the principal amount of Notes which such Buyer is then purchasing hereunder, along with Warrants representing the related number of Warrant Shares, duly executed on behalf of the Company and registered in the name of such Buyer, provided, that Notes eligible for settlement through The Depository Trust Company (“DTC”) shall be issued, countersigned, registered and delivered in global certificate form through the facilities at DTC in such names and denominations as each Buyer shall specify.

SECTION 2. Buyer’s Representations and Warranties. Each Buyer represents and warrants to the Company with respect to only itself that as of the date hereof and as of the Closing Date:

(a) Investment Purpose. Such Buyer is acquiring the Notes and the Warrants for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Notes; the Warrants; the Warrant Shares or the shares of Common Stock issued upon conversion of the Notes and shares of Common Stock issued in payment of interest on the Notes, if any (collectively, the “Conversion Shares” and, together with the Notes, the Warrants and the Warrant Shares, the “Securities”) for any minimum or other specific term and reserves the right to dispose of the Securities at any time; provided, further, that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any party to distribute any of the Securities.

(b) Accredited Investor and Qualified Institutional Buyer Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, and, with the exception of Rodfre Holdings, LLC, each is a “qualified institutional buyer” as that term is defined in Rule 144A(a) under the Securities Act as of the date of this Agreement and was not organized for the specific purpose of acquiring the Securities.

(c) Representations, Warranties and Acknowledgements Regarding Available Information. Each Buyer acknowledges that it is not relying upon any representations or warranties or other disclosures, express or implied, whether prior to the date hereof or contemporaneous with the execution of this Agreement, of the Company or any of its advisors or representatives, except as otherwise provided herein and in the Transaction Documents.

Each Buyer understands and acknowledges that:

(1) the Company has not filed with the Commission: (A) all reports required to be filed by the Company under Section 13, 14 or 15(d) of the Exchange Act during the preceding 16 months; (B) Annual reports on Form 10-K for the years ended January 1, 2005 or December 31, 2005, including any Part III information from the Company’s Proxy Statements for such years, or Quarterly reports on Form 10-Q for any fiscal quarter since the Company’s fiscal quarter ended October 2, 2004;

(2) the Company has not filed with the Commission any report including financial statements, audited or unaudited, for any period since its Quarterly Report on Form 10-Q for the Company’s fiscal quarter ended October 2, 2004 was filed, or otherwise made such financial statements public available;

(3) the Company has determined, as disclosed in a Current Report on Form 8-K filed March 11, 2005, that the Company’s financial statements for the fiscal year ended December 31, 2003 (and the interim periods contained therein) and the auditors’ report thereon and the unaudited interim financial statements for the fiscal quarters ended April 3, 2004, July 3, 2004 and October 2, 2004, should no longer be relied upon;

(4) the Company has not provided to such Buyer audited financial statements for the fiscal years ended December 31, 2004 or 2005, or for any interim period during such time, or restated audited financial statements for the fiscal year ended December 31, 2003, or for any interim period during such time;

(5) the Company’s common stock is not currently listed on the Nasdaq National Market, or any other national exchange or market;

(6) any financial information in the Company’s presentation to prospective buyers (the “Investor Presentation”) has not been audited; and

(7) the Buyer has received material, non-public information from the Company and has entered into an agreement with the Company regarding the confidentiality thereof.

(d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein and in the applicable Note or Warrant in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(e) Information. Buyer has been furnished with a copy of the following: (A) the Investor Presentation, as updated by the supplemental information regarding the Company’s first quarter results of operations presented to prospective buyers, (B) the memorandum dated May 16, 2006 describing the risks confronting the Company and related to investing in the Securities and (C) the term sheet for the offering (collectively, the “Offering Materials”). Buyer believes it (i) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities, (ii) can bear the economic risk of a total loss of its investment in the Securities and (iii) has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall limit, modify, amend or affect the Company’s representations and warranties contained in this Agreement or any other Transaction Document and the Buyer’s right to rely thereon.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement, the Securities have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred without registration under the Securities Act or an exemption therefrom and that, in the absence of an effective registration statement under the Securities Act, such Securities may only be sold under certain circumstances as set forth in the Securities Act. In that connection, such Buyer is aware of Rule 144 under the Securities Act and the restrictions imposed thereby.

(h) Legends.

(1) Such Buyer understands that, until two (2) years after the original issuance date of the Notes and the Warrants, any certificate evidencing such Notes and any certificate evidencing such Warrant (and all securities issued in exchange therefor or in substitution thereof, other than Common Stock, if any, issued upon conversion thereof, in the case of a Note, or upon exercise thereof, in the case of a Warrant, which shall bear the legend set forth in this Section 2(h)(2) of this Agreement, if applicable) shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The Company may place the following legend on any Note or Warrant, as appropriate, held by or transferred to an “affiliate” (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144 OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

The legends set forth above shall be removed and the Company shall issue a new Note or Warrant, as appropriate, of like tenor and aggregate principal amount or number of shares, as appropriate, and which shall not bear the restrictive legends required by this Section 2(h)(1), (i) if such Notes or Warrants, as appropriate, are registered for resale under the Securities Act or applicable state securities laws, (ii) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment or transfer of the Notes or Warrants, as appropriate, may be made without registration under the Securities Act or applicable state securities laws, or (iii) upon expiration of the two-year period under Rule 144(k) of the Securities Act (or any successor rule) if the holder of the Securities has not been an “affiliate” (as defined in Rule 501(b) of Regulation D under the Securities Act) during the preceding three (3) months.

(2) Such Buyer understands that any stock certificate representing Conversion Shares or Warrant Shares shall bear a legend in substantially the following form (unless (i) such Conversion Shares or Warrant Shares, as appropriate, have been registered for resale pursuant to an effective registration statement, (ii) such Conversion Shares or Warrant Shares, as appropriate, have been transferred or sold pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to a written opinion of Buyer’s counsel that the such shares may be transferred under another exemption from registration under the Securities Act , (iii) such Conversion Shares or Warrant Shares, as appropriate, may have their legends removed pursuant to Rule 144(k) under the Securities Act, or (iv) unless otherwise agreed by the Company in writing with written notice to the transfer agent):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The Company may instruct the transfer agent to place the following legend on any certificate evidencing Conversion Shares or Warrant Shares held by or transferred to an “affiliate” (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144 OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

The legends set forth above shall be removed and the Company shall issue the relevant Securities without such legends to the holder of the Securities upon which it is stamped, (i) if such Securities are registered for resale under the Securities Act, (ii) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act, or (iii) upon expiration of the two-year period under Rule 144(k) of the Securities Act (or any successor rule) if the holder of the Securities has not been an “affiliate” (as defined in Rule 501(b) of Regulation D under the Securities Act) during the preceding three (3) months.

(3) Such Buyer understands that, in the event Rule 144(k) as promulgated under the Securities Act (or any successor rule) is amended to change the two-year or three-month periods under Rule 144(k) (or the corresponding periods under any successor rule), (i) each reference in Sections 2(h)(1) and 2(h)(2) of this Agreement to “two (2) years” or the “two-year period” and to “three (3) months” shall be deemed for all purposes of this Agreement to be references to such changed period or periods, and (ii) all corresponding references in the Notes and Warrants shall be deemed for all purposes to be references to the changed period or periods, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws.

(i) Authorization; Enforcement; Validity. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j) Residency. Such Buyer is a resident of that country or state specified in its address on the Schedule of Buyers attached hereto as Exhibit A.

(k) Conversion Limitation. (A) Subject to a Buyer’s election on the signature page hereto to be governed by this Section 2(k)(A), such Buyer hereby agrees that in no event will it convert any of the Notes or exercise any of the Warrants in excess of the number of such Notes or Warrants, upon the conversion or exercise of which (x) the number of shares of Common Stock beneficially owned by such Buyer (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion analogous to the limitation contained in this Section 2(k)(A)) plus (y) the number of shares of Common Stock issuable upon the conversion of such Notes and the exercise of such Warrants, would be equal to or exceed 9.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion or exercise), it being the intent of the Company and such Buyer that a Buyer electing to be governed by this Section 2(k)(A) not be deemed at any time to have the power to vote or dispose of greater than 9.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). To the extent that the limitation contained in this Section 2(k)(A) applies (and without limiting any rights the Company may otherwise have), the Company may rely on such Buyer’s determination of whether the Notes are convertible or the Warrants are exercisable pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Conversion Notice (as that term is defined in the Note) or the Exercise Notice (as that term is defined in the Warrant) by such Buyer shall be deemed to be such Buyer’s representation that the Notes or the Warrants specified therein are convertible or exercisable pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of such Buyer to convert the Notes or exercise the Warrants at such time as the conversion or exercise thereof will not violate the provisions of this Section 2(k)(A). By written notice to the Company, such Buyer may increase or decrease the maximum percentage stated in this paragraph to any other percentage specified in such notice; provided, that any such increase will not be effective until the sixty first (61st) day after such notice is delivered to the Company and provided further that in no event shall the percentage stated in this paragraph exceed 9.99%. Notwithstanding anything herein to the contrary, this restriction may not be waived by the Company, and notwithstanding anything herein to the contrary, this Section 2(k)(A) shall not apply to a Buyer unless the Buyer has elected to be governed by this Section by so indicating on the signature page.

(B) Subject to a Buyer’s election on the signature page hereto to be governed by this Section 2(k)(B), such Buyer hereby agrees that in no event will it convert any of the Notes or exercise any of the Warrants in excess of the number of such Notes or Warrants, upon the conversion or exercise of which (x) the number of shares of Common Stock beneficially owned by such Buyer (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion analogous to the limitation contained in this Section 2(k)(B)) plus (y) the number of shares of Common Stock issuable upon the conversion of such Notes and the exercise of such Warrants, would be equal to or exceed 4.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion or exercise), it being the intent of the Company and such Buyer that a Buyer electing to be governed by this Section 2(k)(B) not be deemed at any time to have the power to vote or dispose of greater than 4.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 2(k)(B) applies (and without limiting any rights the Company may otherwise have), the Company may rely on such Buyer’s determination of whether the Notes are convertible or the Warrants are exercisable pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Conversion Notice (as that term is defined in the Note) or the Exercise Notice (as that term is defined in the Warrant) by such Buyer shall be deemed to be such Buyer’s representation that the Notes or the Warrants specified therein are convertible or exercisable pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of such Buyer to convert the Notes or exercise the Warrants at such time as the conversion or exercise thereof will not violate the provisions of this Section 2(k)(B). By written notice to the Company, such Buyer may increase or decrease the maximum percentage stated in this paragraph to any other percentage specified in such notice; provided, that any such increase will not be effective until the sixty first (61st) day after such notice is delivered to the Company and provided further that in no event shall the percentage stated in this paragraph exceed 4.99%. Notwithstanding anything herein to the contrary, this restriction may not be waived by the Company, and notwithstanding anything herein to the contrary, this Section 2(k)(B) shall not apply to a Buyer unless the Buyer has elected to be governed by this Section by so indicating on the signature page.

(l) No Conflicts. The execution and performance by such Buyer of this Agreement and the Registration Rights Agreement do not conflict with any agreement to which such Buyer is a party or is bound thereby, any court order or judgment addressed to such Buyer or the constituent documents of such Buyer except for such conflicts which would not, individually or in the aggregate, have a material adverse effect on such Buyer’s authority or ability to perform its obligations under this Agreement or the Registration Rights Agreement.

(m) Additional Acknowledgement. Each Buyer acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, the Indenture, the Notes, the Warrant Agent Agreement, the Warrants and the Registration Rights Agreement, that it has independently determined to enter into the transactions contemplated hereby and thereby, that it is not relying on any advice from or evaluation by any other Buyer, and that it is not acting in concert with any other Buyer in purchasing the Securities offered hereunder. Each Buyer and, to its knowledge, the Company, agree that the Buyers have not taken any actions that would cause such Buyers to be deemed as members of a “group” for purposes of Section 13(d) of the Exchange Act.

SECTION 3. Representations and Warranties of the Company. Except as specifically disclosed in the disclosure schedules delivered to Buyers herewith, the Company represents and warrants to each of the Buyers that as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. The Company and its Subsidiaries (as defined below) are corporations, partnerships or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or organized, and have the requisite corporate, limited liability company or partnership power and authorization to own their properties and to carry on their business as now being conducted. Copies of the Company’s Certificate of Incorporation and Bylaws, and all amendments thereto, have been filed as exhibits to the Company’s Registration Statement on Form 8-A filed on October 28, 2003, are in full effect and have not been modified. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted and proposed to be conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). “Subsidiary” means any entity in which the Company, directly or indirectly, owns or controls a majority of the ordinary voting power, capital stock or other equity or similar interests. The Company’s “Subsidiaries” are set forth on Schedule 3(a).

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Indenture, the Notes, the Warrant Agent Agreement, the Warrants and the Registration Rights Agreement (collectively, the “Transaction Documents”), and to issue and sell the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance and repayment of the Notes, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, the issuance of the Warrants, the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants and the registration for resale of the Registrable Securities (as such term is defined in the Registration Rights Agreement), have been duly authorized by the Company’s Board of Directors, and no further consent or authorization is required of the Company, its Board of Directors or stockholders. The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (i) as rights to indemnification and contribution may be limited by federal or state securities laws and policies underlying such laws and (ii) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c) Capitalization. The capitalization of the Company as of the date hereof is as follows: 60,000,000 shares of Common Stock are authorized, and 35,550,378 shares are issued and outstanding and 8,239,374 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans, 1,000,000 shares of preferred stock are authorized, and no shares are issued and outstanding. All of the Company’s outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable and were issued in accordance with applicable federal and state securities laws. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act. Except for rights created pursuant to the Transaction Documents or as set forth on Schedule 3(c), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances created by the Company; (ii) other than options granted to employees of the Company, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iii) other than trade debt incurred in the ordinary course of business, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound other than the Loan and Security Agreement, dated as of July 21, 2005, between the Company and Silicon Valley Bank, together with the documents now or hereafter related thereto (including without limitation, any guarantee agreements and any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing, increasing the amount of, or otherwise restructuring all or any portion of the indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (or other institutions)(the “Credit Facility”); (iv) there are no amounts outstanding under, and there will be no amounts due upon termination of, any credit agreement or credit facility other than the Credit Facility; (v) there are no financing statements securing obligations in any amounts greater than Fifty Thousand United States Dollars ($50,000), singly, or Two Hundred Fifty Thousand United States Dollars ($250,000) in the aggregate, filed in connection with the Company or any of its Subsidiaries other than in connection with the Credit Facility; (vi) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its securities under the Securities Act; (vii) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (viii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; (ix) the Company does not have any stock appreciation rights or “phantom” stock plans or agreements or any similar plan or agreement; (x) the Company and its Subsidiaries have no liabilities or obligations, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; and (xi) the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any person or entity the right to purchase any equity interest in the Company upon the occurrence of certain events.

(d) Issuance of Conversion Shares and Warrant Shares. As of the Closing, the Company shall have duly authorized and reserved for issuance free of pre-emptive rights at least the Reservation Amount of Common Stock for issuance upon conversion of the Notes or upon exercise of the Warrants. The “Reservation Amount” shall mean 110% of the maximum number of shares of Common Stock necessary to enable the Company to satisfy all obligations to the Buyers to issue Common Stock upon conversion of the Notes and exercise of the Warrants, provided that for purposes of determining the number of shares of Common Stock that would be required to be delivered by the Company to cover interest which accrues on the Notes, the Company shall assume an amount of interest equal to the interest that would accrue during the three hundred sixty-five (365) day period following the Closing Date assuming $2.68 as the price of the Common Stock. Upon conversion or issuance in accordance with the terms of the Notes or upon exercise or issuance in accordance with the terms of the Warrants, as applicable, the Conversion Shares and the Warrant Shares, as the case may be, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, other than any liens or encumbrances created by or imposed by the Buyers, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of each of the Buyers in this Agreement, the issuance by the Company of the Securities is exempt from registration under the Securities Act and applicable state securities laws.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Company’s Certificate of Incorporation or Bylaws; (ii) constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except for such defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor any of its Subsidiaries is in violation of any material term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or bylaws, respectively. Except as set forth on Schedule 3(e), neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. To the Company’s knowledge, the business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by the Transaction Documents, as required under the Securities Act or as required by Blue Sky filings (but only to the extent that such filings may be made after the Closing), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency or other person or entity in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and copies of such consents, authorizations, orders, filings and registrations have been delivered to the Buyers. The Company and its Subsidiaries are not in violation of any covenants or other terms of its outstanding indebtedness for borrowed money which could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are currently unaware of any facts or circumstances which might give rise to any of the foregoing events set forth in this paragraph.

(f) Financial Information. Since January 1, 2005, the Company has filed certain reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to or on the Closing Date and all exhibits included therein and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of the date of filing of such SEC Documents, each such SEC Document, as it may have been subsequently amended by filings made by the Company with the Commission prior to the date hereof, complied in all material respects with the requirements of the Exchange Act applicable to such SEC Document. Deloitte & Touche LLP are independent public accountants as required by the Exchange Act. The Company has no reason to believe that its independent auditors will withhold their consent to the inclusion of their audit opinion concerning the Company’s financial statements which shall be included in the Registration Statement (as such term is defined in the Registration Rights Agreement).

(g) Absence of Litigation. Except as disclosed in Schedule 3(g), there is no action, suit, proceeding, inquiry or investigation (“Material Litigation”) before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened in writing against the Company or any of its Subsidiaries or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such that would have a Material Adverse Effect. The Company believes it has set aside on its books provisions reasonably adequate for the payment of all judgments, damages, costs, and expenses arising out of its pending Material Litigation and has appropriately accounted for such reserves under GAAP.

(h) No Integrated Offering. Neither the Company, nor any of its affiliates, nor, to the Company’s knowledge, any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

(i) Intellectual Property Rights. The Company and its Subsidiaries own, possess, license or can acquire or make use of on reasonable terms, adequate rights or licenses to use all trademarks, trade names, trade dress, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, technology licenses, approvals, governmental authorizations, trade secrets, and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as now conducted and as currently contemplated to be conducted by them, except where the failure to currently own or possess Intellectual Property would not have a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property rights of others, or of any development of similar or identical trade secrets or technical information by, except where such infringement would not have a Material Adverse Effect. There is no claim, action or proceeding being made by the Company or its Subsidiaries regarding the Intellectual Property rights of the Company or its Subsidiaries or to the Company’s knowledge, brought or currently threatened against the Company or its Subsidiaries regarding the Intellectual Property rights of or the use of any Intellectual Property by the Company or its Subsidiaries of any third party that, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(j) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are commensurate with similarly situated companies engaged in similar businesses as the Company and its Subsidiaries. The Company has no reason to believe that it will not be able to renew any existing insurance coverage as and when such coverage expires or to obtain similar coverage as may be necessary to continue to do business as currently conducted without a significant increase in cost, other than normal increases in the industry.

(k) Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted (the “Permits”), except where the failure to possess such Permits would not have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or material modification of any such Permit.

(l) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and all such tax returns are accurate and complete in all material respects, (ii) has paid all taxes and other governmental assessments and charges due with respect to the periods covered by such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books in accordance with GAAP or as would not result in a Material Adverse Effect, and (iii) has paid or set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes or assessments for tax deficiencies that are individually or in the aggregate material in amount claimed to be due by the taxing authority of any jurisdiction, and the Company knows of no basis for any such claim, and there are no audits in progress with respect to any tax returns, no extension of time is in force with respect to any date on which any tax return was or is to be filed, and no waiver or agreement is in force for the extension of time for the assessment or payment of any tax. All provisions for tax liabilities of the Company and each of its Subsidiaries have been disclosed in the financial information in the Offering Materials and made in accordance with GAAP consistently applied, and all liabilities for taxes of the Company and each of its Subsidiaries attributable to periods prior to or ending on the Closing Date have been adequately disclosed in the financial information in the Offering Materials.

(m) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any Subsidiary used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. The Company and its subsidiaries are familiar with and understand the requirements and implications of the Foreign Corrupt Practices Act and have taken reasonable measures to ensure compliance therewith by the Company, its Subsidiaries and agents acting on behalf of the Company.

(n) Offering Materials; Disclosure. Except as disclosed in Schedule 3(n), to the Company’s knowledge, the information supplied by the Company for inclusion in the Offering Materials and all other disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company does not contain any untrue statement of a material fact. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact.

(o) Transactions With Affiliates. Other than the grant of stock options granted pursuant to the Company’s employee benefit plans, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than in connection with the provision of services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner, in an amount in excess of an amount that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(p) Brokers and Finders. Except for fees payable to Piper Jaffray & Co., the exclusive placement agent engaged by the Company with the respect to the offer and sale of the Securities (“Piper Jaffray”) as placement agent, no brokers, finders or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement.

(q) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) except as set forth on Schedule 3(q) or (iii) to the knowledge of the Company and except as set forth on Schedule 3(q), a “beneficial owner” of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(r) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances as set forth in the Indenture or Warrants, as the case may be. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement, the Indenture and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company, subject to the provisions of the Transaction Documents and applicable law.

(s) Absence of Certain Changes; Insolvency. The Company has not taken any steps to seek protection pursuant to any bankruptcy law, nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at each Closing, will not be Insolvent (as defined below). For purposes of this Section 3(s), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total debt, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and due and payable, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(t) Employee Relations.

(1) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(2) Except as disclosed in Schedule 3(t), the Company does not currently have any plans for a material reduction in its work force or in number of personnel that would trigger notice, severance or other material obligations under the Worker Adjustment Retraining Act.

(3) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(u) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except as provided under the Credit Facility and except for such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

(v) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(w) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(x) Internal Accounting Controls. Except as set forth on Schedule 3(x), the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

(y) No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(z) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(z), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3(z) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money in excess of $1,000,000, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services in excess of $1,000,000 (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments in excess of $1,000,000, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness in excess of $1,000,000 created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations in excess of $1,000,000 under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in excess of $1,000,000 in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(aa) Ranking of Notes. Except as set forth on Schedule (aa), no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(bb) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(cc) Investment Company. Neither the Company nor its Subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will become an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

(dd) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ee) Offering Terms. Except as disclosed in Schedule 3(ee), the Company has offered the Notes and Warrants to each Buyer solely pursuant to the terms and conditions set forth in the Transaction Documents.

SECTION 4. Covenants.

(a) Obligations. Each party shall use reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file timely a Form D with the Commission with respect to the Securities as required under Regulation D and to promptly provide, upon request, a copy thereof to each Buyer. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), in those jurisdictions identified by the Buyers and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all timely filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States, and applicable federal and state court decisions, following the Closing Date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(b).

(c) Reporting Status. With a view to making available to the Investors (as that term is defined in the Registration Rights Agreement) the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), from and at all times from and after the earlier of (i) the year anniversary of the Closing Date and (ii) the date that the Company first files a registration statement pursuant to the terms of the Registration Rights Agreement and for so long as any Investor owns Registrable Securities (the “Reporting Period”), the Company shall use reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (2) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (3) furnish to each Investor, so long as such Investor owns Registrable Securities, promptly upon request, (A) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and copies of such other reports and documents so filed by the Company, (C) the information required by Rule 144A(d)(4) (or any successor rule) under the Securities Act, and (D) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

(d) Use of Proceeds. The Company intends to use the net proceeds from the sale of the Notes and the Warrants for general corporate purposes, including working capital and capital expenditures.

(e) Reservation of Shares. The Company shall take all actions necessary to at all times have the Reservation Amount of shares of Common Stock authorized, and reserved for the purpose of issuance of the Conversion Shares upon conversion of the Notes and Warrant Shares upon exercise of the Warrants.

(f) Listing. The Common Stock is not currently listed on any Principal Market (as defined below). Upon the first filing of a registration statement pursuant to the terms of the Registration Rights Agreement, the Company shall use its reasonable best efforts to promptly secure the listing of its Common Stock, including all of the Conversion Shares and the Warrant Shares (subject to official notice of issuance), upon one of The New York Stock Exchange, Inc., the American Stock Exchange, Inc., the Nasdaq National Market or The Nasdaq Capital Market (as applicable, the “Principal Market”), no later than December 31, 2006, and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable under the terms of the Transaction Documents. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f). From and after the time, if any, the Common Stock is authorized for listing on the Principal Market, so long as any Securities are outstanding, the Company shall use its reasonable best efforts to maintain the Common Stock’s authorization for quotation or listing on the Principal Market and to avoid taking any action that would be reasonably expected to result in the delisting or the suspension of the Common Stock on the Principal Market.

(g) Filing of Form 8-K. On or before the Closing Date, the Company shall issue a press release announcing the transactions contemplated hereby. The Company shall use reasonable efforts within one Business Day after the public announcement of the transactions contemplated hereby to file a Current Report on Form 8-K (the “8-K Filing”) with the Commission describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K (i) this Agreement and the Exhibits hereto, (ii) the form of Note, (iii) the form of Warrant Agent Agreement, (iv) the form of Warrant, (v) the Registration Rights Agreement and (vi) the form of Indenture, each in the form required by the Exchange Act. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(h) Stockholder Approval. In the event that Stockholder Approval (as defined below) is required pursuant to the rules of the Principal Market for the issuance of a number of Conversion Shares or Warrant Shares greater in the aggregate than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Closing Date or for any other reason or purpose, the Company shall provide each stockholder entitled to vote at any such meeting of stockholders of the Company (the “Stockholders Meeting”), which meeting shall occur as promptly as reasonably practicable following the date of such determination, a proxy statement, which has been previously reviewed by Piper Jaffray, the Buyers and their respective counsel, soliciting each such stockholder’s affirmative vote at such stockholder meeting for approval of the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Stockholder Approval”), and the Company shall use commercially reasonable efforts to solicit its stockholders’ approval of such issuance of the Securities. If the required Stockholder Approval is not obtained at the Stockholders Meeting, the Company will call a special meeting of stockholders as promptly as reasonably practicable following the Stockholders Meeting (such special meeting, the “Special Meeting”) and shall provide each stockholder entitled to vote at the Special Meeting a proxy statement, which has been previously reviewed by Piper Jaffray, the Buyers and their respective counsel, soliciting each such stockholder’s affirmative vote for the Stockholder Approval at such Special Meeting.

(i) Expenses. Subject to Section 9(n) of this Agreement, at the Closing, the Company shall reimburse the Buyers for the Buyers’ reasonable, documented, out-of-pocket expenses incurred in connection with the consummation of the transactions contemplated by this Agreement, up to a maximum of $30,000, which amount shall be paid by the Company to the Buyers concurrently with the Company’s receipt of the Purchase Price at the Closing and shall be allocated pro rata among the Buyers based on the respective principal amount of Notes set forth opposite such Buyer’s name on the Schedule of Buyers attached hereto as Exhibit A.

(j) Additional Notes; Variable Securities. For so long as any Buyer beneficially owns any Securities, the Company shall not issue any other securities that would cause a breach or default under the Notes. The Company shall not offer or issue any other securities if such offer or issuance would be integrated with the offering or issuance of the Securities under this Agreement for purposes of any federal or state securities law or any applicable stock exchange rule. For so long as at least $15,000,000 of the principal amount of the Notes remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible or the Exercise Price (as described in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.

(k) Tax Matters. For United States Federal income tax purposes, the Company and each Buyer agree (i) to treat the Notes as indebtedness, (ii) that $1,900,646 of the aggregate purchase price for the securities issued by the Company to the Buyers hereunder (assuming the sale of $30,000,000 of Securities) is attributable to the purchase of the Warrants, and (iii) to treat the Notes as having been issued for an aggregate purchase price of $28,099,354 (assuming the sale of $30,000,000 of Securities), such that the aggregate original issue discount that will accrue over the term of One Thousand Dollars ($1,000) principal amount of the Notes is $63.35. If the Company shall be required to withhold or deduct any tax or other governmental charge from any payment made hereunder or under any Note to any Buyer, then, subject to the last sentence of this Section 4(k), the Company shall pay to such Buyer such additional amounts as are necessary such that such Buyer actually receives the amount such Buyer would have received if no such withholding or deduction had been required. If any Buyer is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a “Non-United States Buyer”), such Buyer shall deliver to the Company either (a) two (2) copies of United States Internal Revenue Service Form W-8BEN, Form W-8ECI or Form W-8IMY, or (b) in the case of a Non-United States Buyer claiming exemption from United States Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”) with respect to payments of “portfolio interest”, a certificate in form and substance reasonably acceptable to the Company representing that such Non-United States Buyer is not a bank for purposes of Section 881(c) of the Code, is not a ten percent (10%) stockholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code), together with Internal Revenue Service Form W-8, in all cases such forms and other documents being properly completed and duly executed by such Non-United States Buyer claiming complete exemption from United States Federal withholding tax on payments of interest by the Company (or accruals of original issue discount) under the Notes. Each Buyer that is not otherwise exempt from “back-up withholding” shall deliver to the Company properly completed and duly executed Internal Revenue Service Form W-8 or W-9 indicating that such Buyer is subject to “back-up withholding” for United States Federal income tax purposes. The forms and other documents required to be delivered pursuant to the two preceding sentences shall be delivered within ten (10) days after the Closing Date. The Company shall not be required to pay any additional amounts (x) to any Non-United States Buyer in respect of United States Federal withholding tax or (y) to any Buyer in respect of United States Federal “back-up withholding” tax to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Non-United States Buyer or Buyer, as the case may be, to comply with the provisions of this Section 4(k).

(l) Violation of Laws. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(m)  Limits on Additional Issuances. The Company shall not, in any manner, until the later of (i) 180 days after the Closing or (ii) the date on which the Registration Statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement is declared effective by the Commission (the “Effective Date”), issue or sell any Common Stock or rights, warrants or options to subscribe for or purchase Common Stock or any security directly or indirectly convertible into or exchangeable or exercisable for Common Stock (the “Equity Limitation”). The Equity Limitation shall not apply (i) to the issuance of Conversion Shares or Warrant Shares, as the case may be, pursuant to the Notes or Warrants, (ii) to the issuance of securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, provided such securities, warrants and options are not amended after the date hereof, (iii) if holders representing at least 66 2/3% of the outstanding principal amount of the Notes give their prior written consent to such issuance or sale, (iv) if the issuance is pursuant to employee benefits plans approved by the Company’s Board of Directors, (v) to the filing of a Registration Statement on Form S-8, (vi) if the securities are issued for consideration other than cash in connection with a bona fide business acquisition by the Company whether by merger, consolidation, purchase of assets, sale or exchange of stock or otherwise, or (vii) if the issuance is in connection with a (A) commercial banking arrangement, (B) equipment financing, (C) sponsored research, (D) collaboration, (E) technology licensing, (F) development agreement or (G) other strategic partnership; provided, however, that with respect to (C) through (G) hereof, the price at which such issuance is made is not below the Conversion Price and primary purpose of such transaction is not to raise equity capital.

(n) CUSIP Numbers. The Company in issuing the Securities shall use “CUSIP” numbers (if then generally in use), and shall use such “CUSIP” numbers in notices to holders as a convenience to holders thereof; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice to such holders and that reliance may be placed only on other identification numbers printed on such Securities, and any such Company action referenced in such notice (including, without limitation, redemption or automatic conversion of Notes) shall not be affected by any defect in or omission of such numbers.

(o) Nonpublic Information. The Company shall make “public disclosure” (as that term is defied in Section 101(e) of Regulation FD) of all material, nonpublic information provided to Buyers pursuant to the confidentiality agreements referred to in Section 2(c)(7), as listed in that certain letter from the Company to Buyers dated as of May 16, 2006 not otherwise disclosed in the Exchange Act Reports (as that term is defined in the Indenture) as promptly as practicable following the filing by the Company of such Exchange Act Reports, and in no event later than November 15, 2006. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide those Buyers listed on Schedule 4(o) with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Current Report(s) on Form 8-K with the Commission pursuant to Section 4(g) hereof without the express written consent of such Buyers. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as, in the reasonable judgment of the Company or its counsel, is required by applicable law or regulations or applicable stock exchange rules

(p) Outstanding Common Stock. If a Buyer has elected to be governed by Section 2(k)(A) or Section 2(k)(B), the Company shall, within two (2) Business Days of receipt of a written request from such Buyer, inform such Buyer of the number of shares of Common Stock outstanding as of the most recent practicable date. The Company acknowledges that, following the filing of the Exchange Act Reports, any Buyer may, in accordance with Rule 13d-1(j) of the Exchange Act, in determining the number of shares of Common Stock outstanding, rely upon the information in the Company’s most recent quarterly, annual or current report filed with the Commission.

(q) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Except as provided by the Transaction Documents, each Buyer shall be entitled to independently protect and enforce its rights, including, without limitations, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(r) Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) until the end of the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports and Quarterly Reports on Form 10-K, 10-KSB, 10-Q or 10-QSB, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

(s) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all fees, costs and expenses (A) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee (B) in connection with the admission for trading of the Notes on any securities exchange or inter-dealer quotation system (as well as in connection with the admission of the Notes for trading in PORTAL or any appropriate market system), (C) related to any filing with the Principal Market and (D) in connection with satisfying its other obligations hereunder.

(t) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Holder (as defined in the Registration Rights Agreement) to a financial institution that is a qualified institutional buyer or institutional accredited investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including without limitation, Section 2(h) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(h) in order to effect a sale, transfer or assignment of Securities to such pledge. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(u) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(v) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(w) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which would be reasonably likely to be integrated with the sale of the Securities or the Conversion Shares in a manner which would require the registration under the Securities Act of the Securities and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act.

(x) Qualification Under Trust Indenture Act. In connection with any registration of the Notes pursuant to the Registration Rights Agreement, the Company shall qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(y) No Cash Dividends. The Company will not by dividend or otherwise, distribute to all holders of its Common Stock cash in a manner that would cause an adjustment to the Conversion Price (as defined in the Indenture) pursuant to Section 15.6(e) of the Indenture.

(z) No Tender Offers. The Company will not make any tender offer for all or any portion of the Company’s Common Stock that will require payment to all or substantially all of the holders of the Company’s Common Stock in a manner that would cause an adjustment to the Conversion Price (as defined in the Indenture) pursuant to Section 15.6(f) of the Indenture.

SECTION 5. Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by a Buyer to the Company upon conversion of the Notes or exercise of the Warrants, as applicable and in accordance with their respective terms (the “Irrevocable Transfer Agent Instructions”), substantially in the form attached hereto as Exhibit E. Prior to the Effective Date, the transfer or sale pursuant to Rule 144 under the Securities Act of the Conversion Shares and Warrant Shares or the availability of Rule 144(k), all such certificates shall bear the restrictive legend specified in Section 2(h) of this Agreement. The Company represents and warrants that no instruction inconsistent with the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(h) hereof, will be given by the Company to its transfer agent and that the Securities shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Notes, the Indenture, the Warrant Agent Agreement, the Warrants and the Registration Rights Agreement. Subject to the Indenture and the Warrant Agent Agreement, if a Buyer provides the Company with an opinion of counsel, in form reasonably acceptable to the Company, to the effect that a sale, assignment or transfer of the Securities has been made without registration under the Securities Act or that the Securities can be sold or the legend may be removed pursuant to Rule 144(k) without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, and provides such representations that the Company shall reasonably request confirming compliance with the requirements of Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, or credit shares to one or more balance accounts at DTC, in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

SECTION 6. Conditions to the Company’s Obligation to Close. The obligation of the Company to issue and sell the Notes and the Warrants to each respective Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing such Buyer with prior written notice thereof:

(a) Transaction Documents. Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) Payment of Purchase Price. Such Buyer shall have delivered to the Company the purchase price for the Notes and the Warrants being purchased by such Buyer at the Closing, by wire transfer of immediately available funds pursuant to the wire instructions attached hereto as Schedule A.

(c) Representations and Warranties; Covenants. The representations and warranties of such Buyer shall be true, correct and complete in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality or material adverse effect in Section 2 above, in which case such representations and warranties shall be true, correct and complete without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true, correct and complete as of such date)), and such Buyer shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

SECTION 7. Conditions to Each Buyer’s Obligation to Purchase. The several obligations of each Buyer hereunder to purchase its Notes and Warrants from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) Transaction Documents. The Company shall have executed each of the Transaction Documents and delivered the same to such Buyer. The Trustee shall have executed and delivered the Indenture to the Company. The Warrant Agent shall have executed and delivered the Warrant Agent Agreement to the Company.

(b) No Stop Orders. No stop order or suspension of trading shall have been imposed by the Commission or any other governmental or regulatory body with respect to public trading in the Common Stock.

(c) Representations and Warranties; Covenants. The representations and warranties of the Company shall be true, correct and complete in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality or Material Adverse Effect in Section 3 of this Agreement, in which case such representations and warranties shall be true, correct and complete without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true, correct and complete as of such date)) and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect.

(d) Opinion of Counsel. The Company shall have delivered to such Buyer the opinion of Wilson, Sonsini, Goodrich & Rosati P.C., dated as of the Closing Date, in the form of Exhibit F attached hereto.

(e) Delivery of Notes and Warrants. The Company shall have executed and delivered to such Buyer the Notes (in such denominations of not less than One Thousand United States Dollars ($1,000) as such Buyer shall reasonably request) and Warrants for the Notes and Warrants being purchased by such Buyer at the Closing; provided, that Notes eligible for settlement through DTC shall be issued, countersigned, registered and delivered in global certificate form through the facilities of DTC in such names and denominations as each Buyer shall specify.

(f) Reservation of Common Stock. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes and the exercise of the Warrants, the number of shares of Common Stock equal to the Reservation Amount (as defined in Section 3(d) of this Agreement).

(g) Irrevocable Transfer Agent Instructions. The Company shall have delivered to each Buyer the Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, to the Company’s transfer agent.

(h) Good Standing Certificates. The Company shall have delivered to each Buyer a certificate evidencing the incorporation and good standing of the Company in Delaware issued by the Secretary of State of the State of Delaware as of a recent date.

(i) Secretary’s Certificate. The Company shall have delivered to each Buyer a secretary’s certificate, dated as of the Closing Date, certifying as to (i) adoption of the form of resolutions of the Board of Directors of the Company consistent with Section 3(b) of this Agreement, (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

(j) Filings; Authorizations. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws, and shall have obtained all authorizations, approvals and permits necessary to consummate the transactions contemplated by the Transaction Documents and such authorizations, approvals and permits shall be effective as of the Closing Date.

(k) No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which prevents or arguably prevents the consummation of the transactions contemplated by the Transaction Documents, nor shall any proceeding have been commenced or threatened with respect to the foregoing.

(l) No Material Adverse Effect. Between the time of execution of this Agreement and the Closing Date, no Material Adverse Effect shall occur or become known (whether or not arising in the ordinary course of business).

(m) Payment of Fees. The Company shall have satisfied its obligations under Section 9(n) of this Agreement.

(n) Minimum Offering. The Company will be issuing at least an aggregate of $25,000,000 principal amount of Notes to the Buyers on the Closing Date.

(o) PORTAL Market. The Company will use its best efforts to permit the Notes held by Buyers other than Rodfre Holdings LLC to be designated securities eligible for trading in The Portal Market in accordance with the rules and regulations adopted by the NASD relating to trading in The Portal Market and to permit the Notes to be eligible for clearance and settlement through DTC.

SECTION 8. Indemnification.

(a) Indemnification by the Company. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and Piper Jaffray’s agreement to act as exclusive placement agent and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Piper Jaffray and each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (collectively, “Claims”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) an untrue statement or alleged untrue statement of a material fact contained in the Offering Materials, or in any amendment or supplement thereto, or in any Blue Sky filings executed by the Company or based on any information furnished in writing by the Company and filed in any jurisdiction in order to qualify any or all of the Securities under (or obtain exemption from) the securities laws thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any breach of any representation, warranty, covenant or agreement made by the Company in the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Claims which is permissible under applicable law. Subject to Section 8(b) of this Agreement, the Company shall reimburse the Indemnitees, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with the investigating or defending any such Claim.

(b) Procedures for Indemnification. Promptly after an Indemnitee has knowledge of any Claim as to which such Indemnitee reasonably believes indemnity may be sought or promptly after such Indemnitee receives notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnitee shall, if a Claim in respect thereof is to be made against the Company under this Section 8, deliver to the Company a written notice of such Claim, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof ; provided, however, that an Indemnitee shall have the right to retain its own counsel if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Indemnitee and the Company would be inappropriate due to actual differing interests between such Indemnitee and the Company; provided, further, that the Company shall not be responsible for the reasonable fees and expense of more than one (1) separate legal counsel for such Indemnitee. In the case of an Indemnitee, the legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Securities to which the Claim relates. The Indemnitee shall cooperate fully with the Company in connection with any negotiation or defense of any such action or Claim by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Claim. The Company shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any Claim effected without its prior written consent; provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a full release from all liability in respect to such Claim, action and proceeding. The failure to deliver written notice to the Company as provided in this Agreement shall not relieve the Company of any liability to the Indemnitee under this Section 8, except to the extent that the Company is materially prejudiced in its ability to defend such action.

(c) Survival of Representations and Warranties; Indemnification Obligations. The representations and warranties of the Buyers and the Company set forth herein and the obligations of the Company under this Section 8 shall survive the transfer of the Securities by the Indemnitees.

SECTION 9. Miscellaneous.

(a) Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrecovably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(b) Counterparts. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(c) Headings. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(d) Entire Agreement. This Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Warrants and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Warrants supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(e) Consents. All consents and other determinations required to be made by Buyers pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding at least 66 2/3% of the Conversion Shares and Warrant Shares, determined as if all of the Notes held by Buyers then outstanding have been converted into Conversion Shares and all Warrants then outstanding have been exercised for Warrant Shares without regard to any limitations on conversion of the Notes or on the exercise of the Warrants; provided that for these purposes any Securities owned directly or indirectly by the Company shall be deemed not to be outstanding.

(f) Amendment and Waivers. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and Investors holding at least 66 2/3% of the Conversion Shares and Warrant Shares, determined as if all of the Notes held by Buyers then outstanding have been converted into Conversion Shares and all Warrants then outstanding have been exercised for Warrant Shares without regard to any limitations on the conversion of the Notes or on the exercise of the Warrants; provided that for theses purposes any Securities owned directly or indirectly by the Company shall be deemed not to be outstanding. Notwithstanding the preceding sentence to the contrary: (i) no amendment or waiver of the provisions of Section 9(e) or Section 9(f) of this Agreement shall be effective without the approval of the holders of all outstanding Securities, (ii) no amendment or waiver of the provisions of Section 2, Section 7, Section 8, Section 9(k), Section 9(l) or Section 9(m) of this Agreement shall be effective with respect to any holder of Securities unless it is approved by such holder, and (iii) no amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any holder of any Securities to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is offered on identical terms to all of the holders of such Securities. Notwithstanding anything herein to the contrary, no amendment shall (i) extend the maturity of the Notes, reduce the interest rate, extend the time for payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof or affect any amounts due to any holder or (ii) reduce the aforesaid percentage of Conversion Shares and Warrant Shares, the holders of which are required to consent to any such amendment, without the consent of the holders of all Conversion Shares or Warrant Shares then outstanding..

(g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile; or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Sipex Corporation 233 South Hillview Drive

Milpitas, California 95035

Telephone: Facsimile: Attention:	(408) 934-7547 (408) 935-7606 Clyde R. Wallin

with a copy to:

Wilson, Sonsini, Goodrich & Rosati P.C.

650 Page Mill Road Palo Alto, California 94303 Telephone: Facsimile: Attention:	(650) 565-3765 (650) 493-6811 Allison Spinner, Esq.

If to Piper Jaffray:

Piper Jaffray & Co.
345 California Street, Suite 2100
San Francisco, California 94104
Telephone:	(415) 277-1500
Facsimile:	(415) 984-5121
Attention:	Mr. Brendan Dyson

with a copy to:

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue NW

Washington, DC 20036 Telephone: Facsimile: Attention:	(202) 955-8500 (202) 467-0539 Brian Lane, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto as Exhibit A, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone: Facsimile: Attention:	(212) 756-2000 (212) 593-5955 Eleazer N. Klein, Esq.

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(h) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i) Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto. their respective permitted successors and assigns, and, to the limited extent provided in Section 8, the Indemnitees, and to the extent provided for in this Agreement, Piper Jaffray, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(k) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any subsequent holders of the Securities, and shall inure to the benefit of those persons and, to the extent provided in Section 9(i), the Indemnitees and Piper Jaffray. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least 66 2/3% of the outstanding principal amount of the Notes including by merger or consolidation, except pursuant to a Change of Control (as defined in the Notes) with respect to which the Company is in compliance with the terms of the Notes. Other than in connection with a sale pursuant to the Registration Rights Agreement, a Buyer may assign some or all of its rights and obligations hereunder in compliance with this Agreement without the consent of the Company; provided, however, that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement and provided, further, that such assignment shall be in connection with a transfer of all or a portion of the Notes or Warrants held by such Buyer and subject to the terms and conditions of the Notes and Warrants, as applicable.

(l) Publicity. The Company and Piper Jaffray shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated by the Transaction Documents; provided, however, that other than in the 8-K Filing, neither the Company, Piper Jaffray nor any of their respective affiliates, agents or representatives shall have the right to issue a press release or other public statement disclosing the identity of or any other information concerning any Buyer or any of its affiliates without such Buyer’s prior written consent or as required by law, and then only upon prior written notice to such buyer. Piper Jaffray has the right to describe their services to the Company in connection with the offering of the Securities and to reproduce the Company’s name and logo in Piper Jaffray’s advertisements, marketing materials and equity research reports, if any, in the form previously approved by the Company and subject to the prior approval of the Company, which shall not be unreasonably withheld, such additional uses as Piper Jaffray may from time to time request.

(m) Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 of this Agreement (and the nonbreaching party’s failure to waive such unsatisfied conditions), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party, and any and all funds paid hereunder to the applicable Buyer shall be returned to such Buyer no later than the close of business on the Business Day following such termination; provided, however, that if this Agreement is terminated pursuant to this Section 9(m), the Company shall remain obligated to reimburse any nonbreaching Buyer for the expenses described in Section 4(i) of this Agreement.

(n) Placement Agent. The Company acknowledges that it has engaged Piper Jaffray as placement agent in connection with the sale of the Notes and the Warrants. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(o) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

(p) Payment Set Aside. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents, or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

0

“COMPANY”

SIPEX CORPORATION

By: /s/ Clyde R. Wallin

Name: Clyde R. Wallin Title: Sr. VP Finance and CFO

ACKNOWLEDGED AND AGREED:

“PIPER JAFFRAY”

PIPER JAFFRAY & Co.

By:	—
Its: ___________________________

[Signatures of Buyers on Following Page]

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

“BUYER”

Capital Ventures International
by: Hights Capital Management, Inc.
its authorized agent

(print full legal name of Buyer)

By: /s/ Martin Kobinger

(signature of authorized representative)

Name: Martin Kobinger

Its: Investment Manager

       Buyer hereby elects to be subject to the 9.99% conversion limitation set forth in Section 2(k)(A):

X  Buyer hereby elects to be subject to the 4.99% conversion limitation set forth in Section 2(k)(B):

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

“BUYER”

Investcorp Interlachen Multi-Strategy Master Fund Limited

(print full legal name of Buyer)

By: Interlachen Capital Group LP, an Authorized Signatory

By: /s/ Gregg T. Colburn

(signature of authorized representative)

Name: Gregg T. Colburn

Its: Authorized Signatory

X  Buyer hereby elects to be subject to the 9.99% conversion limitation set forth in Section 2(k)(A):

X  Buyer hereby elects to be subject to the 4.99% conversion limitation set forth in Section 2(k)(B):

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

“BUYER”

Quantum Partners LDC

(print full legal name of Buyer)

By: /s/ Jay A. Schdenfarber

(signature of authorized representative)

Name: Jay A. Schdenfarber

Attorney-in-Fact

Its:	Jay A. Schdenfarber Attorney-in-Fact

X  Buyer hereby elects to be subject to the 9.99% conversion limitation set forth in Section 2(k)(A):

      Buyer hereby elects to be subject to the 4.99% conversion limitation set forth in Section 2(k)(B):

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

“BUYER”

Marathon Global Convertible Master Fund Ltd.

(print full legal name of Buyer)

By: /s/ Janice Raboy

(signature of authorized representative)

Name: Janice Raboy

Its: M.D.

      Buyer hereby elects to be subject to the 9.99% conversion limitation set forth in Section 2(k)(A):

X  Buyer hereby elects to be subject to the 4.99% conversion limitation set forth in Section 2(k)(B):

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

“BUYER”

Needham Emerging Growth Partners, L.P.

(print full legal name of Buyer)

By: /s/ James K. Kloppenburg

(signature of authorized representative)

Name: James K. Kloppenburg

Its: Member of General Partner

      Buyer hereby elects to be subject to the 9.99% conversion limitation set forth in Section 2(k)(A):

      Buyer hereby elects to be subject to the 4.99% conversion limitation set forth in Section 2(k)(B):

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

“BUYER”

Needham Contrarian Fund, L.P.

(print full legal name of Buyer)

By: /s/ James K. Kloppenburg

(signature of authorized representative)

Name: James K. Kloppenburg

Its: Member of General Partner

      Buyer hereby elects to be subject to the 9.99% conversion limitation set forth in Section 2(k)(A):

      Buyer hereby elects to be subject to the 4.99% conversion limitation set forth in Section 2(k)(B):

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

“BUYER”

Needham Contrarian (QP) Fund, L.P.

(print full legal name of Buyer)

By: /s/ James K. Kloppenburg

(signature of authorized representative)

Name: James K. Kloppenburg

Its: Member of General Partner

      Buyer hereby elects to be subject to the 9.99% conversion limitation set forth in Section 2(k)(A):

      Buyer hereby elects to be subject to the 4.99% conversion limitation set forth in Section 2(k)(B):

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

“BUYER”

RODFRE HOLDING LLC

(print full legal name of Buyer)

By: /s/ Joe Prudente

(signature of authorized representative)

Name: Joe Prudente

Its: Manager

N/A Buyer hereby elects to be subject to the 9.99% conversion limitation set forth in Section 2(k)(A):

N/A Buyer hereby elects to be subject to the 4.99% conversion limitation set forth in Section 2(k)(B):

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

“BUYER”

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

(print full legal name of Buyer)

By: /s/ David A. Barras

(signature of authorized representative)

Name: David A. Barras

Its: Authorized Representative

_X_ Buyer hereby elects to be subject to the 9.99% conversion limitation set forth in Section 2(k)(A):

X Buyer hereby elects to be subject to the 4.99% conversion limitation set forth in Section 2(k)(B):

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

“BUYER”

THE NORTHWESTERN MUTUAL LIFE INSURANCE FOR ITS GROUP ANNUITY SEPARATE ACCOUNT

(print full legal name of Buyer)

By: /s/ David A. Barras

(signature of authorized representative)

Name: David A. Barras

Its: Authorized Representative

_X_ Buyer hereby elects to be subject to the 9.99% conversion limitation set forth in Section 2(k)(A):

X Buyer hereby elects to be subject to the 4.99% conversion limitation set forth in Section 2(k)(B):

EXHIBIT A

SCHEDULE OF BUYERS

	Name of Buyer		Principal Amount of
	Contact Information for Buyer	State of Residence	Notes	Number of Warrants
1.	Rodfre Holdings, LLC	Canada		$15,000,000	839,552
2.	Capital Ventures International	CA		$4,000,000	223,881
	The Northwestern Mutual Life
3.	Insurance Company	WI	$3,800,000	212,687

4.	Quantum Partners LDC	NY	$3,000,000	167,910

	Needham Emerging Growth
5.	Partners, L.P	NY	$1,300,000	72,761

	Marathon Global Convertible
6.	Master Fund Ltd.	NY	$1,000,000	55,970

	Investcorp Interlachen
	Multi-Strategy Master Fund
7.	Limited	MN	$1,000,000	55,970

8.	Needham Contrarian (QP) Fund L.P.	NY	$480,000	26,866

9.	Needham Contrarian Fund, L.P.	NY	$220,000	12,313

	The Northwestern Mutual Life
	Insurance Company For Its Group
10.	Annuity Separate Account	WI	$200,000	11,194

	Total		$30,000,000.00	1,679,104

EXHIBIT B

FORM OF INDENTURE

EXHIBIT C

FORM OF WARRANT AGENT AGREEMENT

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT E

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

May 17, 2006

VIA FEDERAL EXPRESS

Computershare Investor Services

250 Royall Street

Canton, MA 02021

Attn: Novette Lee

Re: Reservation of Shares of Common Stock Pursuant to Sale by Sipex Corporation of up to $30,000,000 in Aggregate Principal Amount of 5.5% Convertible Senior Notes due 2026 and Warrants to Purchase up to 1,679,104 Shares of Common Stock

Ladies and Gentlemen:

Sipex Corporation, a Delaware corporation (the “Company”), has agreed to sell to the buyers listed on Schedule A hereto (the “Buyers”), on the date hereof, Thirty Million ($30,000,000) in aggregate principal amount of 5.5% Convertible Senior Notes due 2026 (the “Notes”), convertible into shares of the common stock, $0.01 par value per share (the “Common Stock”) of the Company and warrants (the “Warrants”) to purchase 1,679,104 shares of Common Stock pursuant to that certain Securities Purchase Agreement dated as of May 16, 2006, by and among the Company and each Buyer (the “Securities Purchase Agreement”). Capitalized terms used herein without definition have the meanings assigned to them in the Securities Purchase Agreement.

You are hereby instructed to:

Establish as of the date of this letter a reserve of 12,990,672 shares of Common Stock for issuance to holders of Notes upon conversion of their Notes (the “Conversion Share Reserve”). The Conversion Share Reserve shall be adjusted to appropriately reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, exchange or other like change with respect to Common Stock occurring on or after the date hereof.

Establish as of the date of this letter a reserve of 1,847,015 shares of Common Stock for issuance to holders of Warrants upon exercise of their Warrants (the “Warrant Share Reserve”). The Warrant Share Reserve shall be adjusted to appropriately reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, exchange or other like change with respect to Common Stock occurring on or after the date hereof.

A registration statement on Form S-1 to register the resale of the Common Stock issuable out of the Conversion Share Reserve and the Warrant Share Reserve (the “Registration Statement”) will be filed with the Securities and Exchange Commission (the “Commission”) on or before August 15, 2006. We will forward to you copies of the filing promptly after it is declared or deemed effective by the Commission.

Until a Security has been registered pursuant to an effective registration statement or is available for resale pursuant to Rule 144, or may be sold in accordance with Rule 144(k), the certificates evidencing the shares of Common Stock issued out of the Conversion Share Reserve or the Warrant Share Reserve will bear the restrictive legend set forth below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

Certificates evidencing Conversion Shares or Warrant Shares held by or transferred to an “affiliate” (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company will bear the restrictive legend set forth below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144 OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

So long as you have previously received (i) an opinion of the Company’s outside counsel (which the Company shall direct be delivered to you by such outside counsel upon the effectiveness of the Registration Statement covering the resales of the Common Stock) stating that a Registration Statement covering the resales of the Common Stock has been declared effective by the Commission under the Securities Act (the “Opinion”), (ii) a certification from the clearing broker for the Buyers as to the fact that the sale of the Common Stock was made in compliance with the Plan of Distribution set forth in the Registration Statement (the “Broker Certification”), (iii) a copy of the Registration Statement and (iv) confirmation from the Company that sales are permitted under the Registration Statement at that time, the certificates representing the Common Stock sold pursuant to the Registration Statement shall not bear any legend restricting transfer of the Common Stock thereby and should not be subject to any stop-transfer restriction.

We enclose the following additional documents:

1.	A copy of the Securities Purchase Agreement; and

2.	A capitalization table listing the Buyers and their respective beneficial ownership interests in the shares of Common Stock.

Please be advised that the Buyers have relied upon this instruction letter as an inducement to enter into the Securities Purchase Agreement and, accordingly, each of the Buyers is a third party beneficiary to these instructions.

Please sign in the space provided below to evidence your acceptance and acknowledgment of your responsibilities under this letter. Please call me at (408) 934-7547 if you require any further information. Thank you for your assistance.

Very truly yours,

SIPEX CORPORATION

By: /s/ Clyde R. Wallin
Clyde R. Wallin, Chief Financial Officer and
Secretary

Acknowledged and Agreed:

Computershare Investor Services

By:

Name:

Its:

cc: Mr. Eric Alt (w/o encl.)

Enclosures

EXHIBIT F

FORM OF COMPANY COUNSEL OPINION

1.	The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

2.	The Company has all requisite corporate power to execute and deliver the Agreement, the Registration Rights Agreement, the Indenture, the Warrant Agreement, the Notes and the Warrant Agreement, and to perform its obligations under the terms of the Agreement, the Registration Rights Agreement, the Indenture, the Warrant Agreement, the Notes and the Warrants.

3.	The shares of Common Stock initially issuable upon exercise of the Notes (the “Conversion Shares”) have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with the provisions of the Notes and the Indenture, will be duly and validly issued and fully paid and non-assessable. The stockholders of the Company have no preemptive rights with respect to the issuance of the Conversion Shares under the Certificate of Incorporation or Bylaws.

4.	The shares of Common Stock initially issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly authorized and reserved for issuance upon such exercise and, when issued and delivered in accordance with the provisions of the Warrant and the Warrant Agreement, will be duly and validly issued and fully paid and non-assessable. The stockholders of the Company have no preemptive rights with respect to the issuance of the Warrant Shares under the Certificate of Incorporation or Bylaws.

5.	The Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms.

6.	The Notes being issued on the date hereof have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture and issued and delivered to the Buyers against payment of the purchase price therefor specified in the Agreement in accordance with the terms of the Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.	The Warrants being issued on the date hereof have been duly authorized by the Company and, when executed by the Company in the manner provided for in the Warrant Agreement and issued and delivered to the Buyers against payment of the purchase price therefor specified in the Agreement in accordance with the terms of the Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.	The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

9.	The Warrant Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

10.	The execution, delivery and performance by the Company of its obligations under the Indenture, the Notes, the Warrant Agreement, the Warrants, the Agreement, and the Registration Rights Agreement and the consummation of the transactions therein contemplated do not conflict with or did not result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default under, any Reviewed Agreement, nor will such action result in any violation by the Company of (i) the Certificate of Incorporation or the Bylaws, (ii) any U.S. federal or New York, California or Delaware (under the DGCL) state statute, or (iii) any rule or any order, judgment, decree or regulation known to us of any U.S. federal or New York, California or Delaware (under the DGCL) state court or governmental agency or body having jurisdiction over the Company or any of its properties . For purposes hereof, Reviewed Agreements shall mean those agreements required to be filed by the Company as an exhibit on its Annual Report on Form 10-K (“Annual Report”) if such Annual Report was filed as of the date of such counsel’s opinion, as exhibited in writing by the Company to such counsel.

11.	No consent, approval, authorization, order, registration or qualification of or with any U.S. federal or New York, California or Delaware (under the DGCL) state court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Indenture, the Notes, the Warrant Agreement, the Warrants, the Agreement and the Registration Rights Agreement, except (i) the registration under the Securities Act of 1933, as amended (the “Act”), of the Notes, the Conversion Shares and the Warrant Shares as contemplated by the Registration Rights Agreement and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, (ii) as may be expressly contemplated by the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Warrant Agreement, the Warrants or the Notes and (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Notes and Warrants by the Buyers and the issuance of the Conversion Shares upon Conversion of the Notes or the Warrant Shares upon exercise of the Warrants (as to which, in each case, we express no opinion).

12.	Assuming the accuracy of the representations of the Company and the Buyers in the Agreement, no registration of the Notes, the Conversion Shares or the Warrant Shares under the Act and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required for the offer, sale and delivery of the Notes and the Warrants by the Company to the Buyers pursuant to the Agreement (it being understood that no opinion is expressed as to any subsequent resale of the Notes, the Conversion Shares or the Warrant Shares).

Such counsel shall express no opinion as to:

(i)	the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances and preferences;

(ii)	rights to indemnification and contribution which may be limited by applicable law or equitable principles; or

(iii)	the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration regardless of whether considered in a proceeding in equity or at law.

SCHEDULE A

Company Wire Instructions

SCHEDULE 4(o)

Buyers Electing Section 4(o) Treatment

All Buyers listed in Exhibit A, other than Rodfre Holdings, LLC, elect Section 4(o) treatment.

EXHIBITS

Exhibit A	Schedule of Buyers

Exhibit B	Form of Indenture

Exhibit C	Form of Warrant Agent Agreement

Exhibit D	Form of Registration Rights Agreement

Exhibit E	Form of Irrevocable Transfer Agent Instructions

Exhibit F	Form of Company Counsel Opinion

Schedule A	Company Wire Instructions

DISCLOSURE SCHEDULES

Schedule 3(a)	Subsidiaries

Schedule 3(c)	Capitalization

Schedule 3(e)	No Conflicts

Schedule 3(g)	Absence of Litigation

Schedule 3(n)	Offering Materials

Schedule 3(q) ... Schedule 3(t)	Acknowledgement Regarding Buyer’s Purchase of Securities Employee Relations

Schedule 3(x)	Internal Accounting Controls

Schedule 3(z)	Indebtedness and Other Contracts

Schedule 3(aa)	Ranking of Notes

Schedule 3(ee)	Offering Terms

Schedule 4(o)	Buyers Electing Section 4(o) Treatment